UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Glenlake Parkway NE Suite 900
Atlanta, GA 30328

 (Address of principal executive offices)

(770) 691-6350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2017, Meridian Waste Solutions, Inc. (the “Company”) received a letter (the “Letter”) from the staff of the Nasdaq Capital Market (the “Exchange”) stating that, based on the Company’s financial statements at June 30, 2017, the Company is not in compliance with Listing Rule 5550(b)(1), which requires that a company’s stockholders’ equity be $2.5 million or more for continued listing (the “Stockholders’ Equity Requirement”). As of June 30, 2017, the Company had a stockholders’ deficit of $1,771,762, below the Stockholders’ Equity Requirement.

The Company must submit to the Exchange, by October 9, 2017, a plan advising of the actions the Company has taken or will take to again comply with the Stockholders’ Equity Requirement. If such plan is accepted, the Exchange can grant the Company an extension of up to 180 calendar days from the Letter to comply with the Stockholders’ Equity Requirement.

The Company’s stock will continue to be listed on the Nasdaq Capital Market while the Company works to regain compliance with the Stockholders’ Equity Requirement. The Company’s common stock will continue to trade under the symbol “MRDN” and the Company’s warrants issued pursuant to its January 2017 underwritten offering will continue to trade under the symbol “MRDNW”. The Company’s receipt of such notification from the Exchange does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: August 28, 2017	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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